UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2007 (May 1, 2007)
ARTESIAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	302-453-6900

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01  Other Events.
On May 1, 2007, Artesian Resources Corporation (Artesian) completed the acquisition of all rights, title and interest in the operations contracts of TMH Environmental Services, Inc. (TMH) through its wholly-owned subsidiary, Artesian Utility Development, Inc. Mr. Horrex, sole proprietor of TMH, will be employed by Artesian and will assist Artesian in providing contract water and wastewater operation services to 23 private, municipal and governmental institutions in the southeastern part of Pennsylvania.
Artesian paid TMH $125,000 upon closing and will pay up to an additional $125,000 over a 3 year period based upon the renewal rate experienced on existing contracts and the value of new contracts over the period that result from the efforts of Mr. Horrex. Current annual revenues under existing contracts total approximately $375,000. The transaction is expected to be immediately accretive to earnings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: May 2, 2007	By:	/s/ DAVID B. SPACHT
David B. Spacht
Vice President, Chief Financial Officer and Treasurer